Exhibit 23.6

HAYABUSA ASUKA LAW OFFICES

隼 あ す か 法 律 事 務 所

4th Floor, Kasumigaseki Building 3-2-5 Kasumigaseki, Chiyoda-ku, Tokyo 100-6004 Japan

〒100-6004　東京都千代田区霞が関3-2-5　霞が関ビル4階

Tel: +81- (3) -3595-7070   Fax: +81- (3) -3595-7105

Website: http://www.halaw.jp

September 18, 2014

Sky Solar Holdings, Ltd.

Suite 1604, 9 Queen’s Road, Central

Hong Kong Special Administrative Region

People’s Republic of China

Ladies and Gentlemen,

We consent to the references to our firm under the heading ‘‘Enforceability of Civil Liabilities” in the prospectus included in Sky Solar Holdings, Ltd.’s registration statement on Form F-1, filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended.

Yours faithfully,
/s/ Hayabusa Asuka Law Offices
Hayabusa Asuka Law Offices